UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 15, 2015

Commission file number 001-32511
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IHS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13‑3769440 (I.R.S. Employer Identification Number)

15 Inverness Way East
Englewood, CO 80112
(Address of principal executive offices)
(303) 790‑0600
(Registrant's telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective on May 15, 2015, the board of directors (the “Board”) of IHS Inc. (“IHS” or “we” or “us” or “our”) elected Ms. Deborah Doyle McWhinney as a new member of our Board and as a member of the Audit Committee and the Risk Committee of the Board. In connection with Ms. McWhinney's election, in accordance with our Amended and Restated Bylaws, our Board adopted a resolution to increase the number of our directors from 9 to 10. Ms. McWhinney will serve as a Class II director until our 2016 Annual Meeting of Stockholders and until her successor has been duly elected and qualified, or until her earlier death, resignation or removal.

There are no arrangements or understandings between Ms. McWhinney and any other persons pursuant to which she was elected as a director of IHS. There are no family relationships between Ms. McWhinney and any director, executive officer, or any person nominated or chosen by us to become a director or executive officer. Ms. McWhinney is not a party to any current or proposed transaction with us for which disclosure is required under Item 404(a) of Regulation S-K.

Ms. McWhinney, like our other nonemployee directors, will receive compensation in accordance with the Summary of Nonemployee Director Compensation Program and the Amended and Restated IHS Inc. 2004 Directors Stock Plan filed with the Securities and Exchange Commission (the “SEC”) as exhibits to our Quarterly Report on Form 10-Q for the period ended August 31, 2014, and will enter into an indemnification agreement with us in the form filed with the SEC as an exhibit to our Registration Statement on Form S-1 (No. 333-122565) on February 4, 2005, as amended.

A copy of the press release announcing Ms. McWhinney’s election to the Board is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated May 19, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS INC.

Date: May 19, 2015	By:	/s/ Stephen Green
Stephen Green
Executive Vice President, Legal and
Corporate Secretary